Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the

Board of Directors and Shareholders

of FanTD LLC.

We have audited the accompanying balance sheet of FanTD LLC. (the “Company”) as of December 31, 2012, and the related statements of operations, changes in members’ equity and cash flows for the period from November 2, 2012 (inception) to December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FanTD LLC., as of December 31, 2012 and the results of its operations and its cash flows for the period from November 2, 2012 (inception) to December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum llp

New York, NY

August 2, 2013

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FanTD LLC and Affiliate

BALANCE SHEET

	December 31, 2012	March 31, 2013
		(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$4,272	$55,620
Prepaid expense	-	1,666
Total current assets	4,272	57,286

Non-current assets
Property and equipment, net	-	3,145
Intangible asset, net	108,889	199,025
Security deposit	1,800	1,800
TOTAL ASSETS	$114,961	$261,256

LIABILITIES & MEMBERS' EQUITY
Current Liabilities
Accounts payable	-	12,535
Customer deposits	2,833	68,038
Other liabilities	-	13,480
Due to related party – Members loan	97,243	76,485
Total current liabilities	100,076	170,538

Total Liabilities	100,076	170,538
Members' Equity
Members' Equity	14,885	90,718
TOTAL LIABILITIES & MEMBERS' EQUITY	$114,961	$261,256

The accompanying notes are an integral part of these financial statements.

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FanTD LLC and Affiliate

STATEMENT OF OPERATIONS

	Period from November 2, 2012 (Inception) to December 31, 2012	For the Three Months Ended March 31, 2013
		(unaudited)

Revenue	$3,137	$43,558
Cost of sales	(1,704)	$(33,100)

Gross Profit	$1,433	$10,458

Operating Expenses
Selling, general and administrative	48,368	124,625
	48,368	124,625

Net loss	$(46,935)	$(114,167)

The accompanying notes are an integral part of these financial statements.

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FanTD LLC and Affiliate

STATEMENT OF MEMBERS’ EQUITY

Members’ Equity, November 1, 2012 (inception)	$-
Contributions from members	61,820
Net loss	(46,935)
Members’ Equity, December 31, 2012	$14,885
Contributions from members	190,000
Net loss	(114,167)
Members’ Equity, March 31, 2013 (unaudited)	$90,718

The accompanying notes are an integral part of these financial statements.

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FanTD LLC and Affiliate

STATEMENT OF CASH FLOWS

	Period from November 2, 2012 (Inception) to December 31, 2012	For the Three Months Ended March 31, 2013
		(unaudited)

Cash flows from operating activities
Net loss	$(46,935)	$(114,167)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	-	179
Amortization of intangible assets	3,111	12,949
Changes in operating assets and liabilities:
Prepaid expense	-	(1,666)
Customer deposits	2,833	65,205
Security deposits	(1,800)	-
Accounts payable	-	12,535
Other liabilities	-	13,480
Net cash used by operating activities	(42,791)	(11,485)

Cash flows from investing activities
Software and website development	(112,000)	(103,085)
Purchase of property and equipment	-	(3,324)
Net cash used by investing activities	(112,000)	(106,409)

Cash flows from financing activities
Capital contributions	61,820	190,000
Proceeds from member loans	97,243	(20,758)
Net cash provided by financing activities	159,063	169,242

Net change in cash & cash equivalents	4,272	51,348

Cash & cash equivalents, beginning of period	-	4,272
Cash & cash equivalents, ending of period	$4,272	55,620

Supplemental cash flow information
Cash paid during the year for:
Interest	$-	-
Income tax	$-	-

The accompanying notes are an integral part of these financial statements.

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FanTD LLC and Affiliate

NOTES TO FINANCIAL STATEMENTS

PERIOD FROM NOVEMBER 2, 2012 (INCEPTION) TO DECEMBER 31, 2012

AND THE THREE MONTH PERIOD ENDED MARCH 31, 2013 (UNAUDITED)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Nature of organization

FanTD LLC (the “Company”) is a New York Limited Liability Company that was formed on November 2, 2012. The Company owns and operates Fanthrowdown.com which is an online fantasy sports platform that enables users to play daily fantasy sports games and win cash prizes. Fanthrowdown.com is an affiliate under common control that has no business operations. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Unaudited Interim Results

The accompanying unaudited condensed combined financial statements as of March 31, 2013 and for the three month period ended March 31, 2013 have been prepared in accordance with U.S. GAAP for interim financial information. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included in the unaudited interim financial statements. Operating results for the three months ended March 31, 2013 are not necessarily indicative of the results that may be expected for the year ended December 31, 2013.

Regulatory Environment

On September 30, 2006, the United States Congress passed the Unlawful Internet Gambling Enforcement Act of 2006 (“UIGEA”). The criminal provisions of UIGEA provide that no person engaged in the business of betting or wagering may knowingly accept directly or indirectly virtually any type of payment from a player in unlawful internet gambling (i.e. bets that are unlawful under other state or Federal laws). Fantasy sports are exempt from the definition of unlawful internet gambling provided that:

•	They are not based on the current membership of an actual sports team or on the score, point spread or performance of teams;
•	All prizes and awards are established and made known before the start of the contest;
•	Winning outcomes are based on the skill of the participants and predominately by accumulated statistics of individual performances of athletes, but not solely on a single performance of an athlete.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Estimates and assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all investments in highly liquid instruments with maturities of three months or less from the date of purchase and money market funds to be cash equivalents.

Customer deposits

Customer deposits represent cash collected from customers in advance of revenue recognition. These deposits represent customers individual account balances and the funds in which they can participate in daily fantasy sports events. Customers are able to request and withdraw their deposit balance upon request.

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Property, equipment and software

Property, equipment and software are recorded at cost and are depreciated over the estimated useful lives of the related assets. Depreciation and amortization of fixed assets are computed on the straight-line method for financial reporting purposes.

Software developed for internal use

The Company follows the authoritative guidance on accounting for the costs of computer software developed or obtained for internal use. Costs incurred during the preliminary stage are expensed as incurred by the Company. Certain qualifying costs incurred during the application development stage are capitalized as property, equipment and software by the Company. The Company begins capitalization when the preliminary project stage is complete and it is probable that the project will be completed and the software will be used to perform the function intended.

Asset impairment

Estimated useful lives are periodically reviewed and, when appropriate, changes are made prospectively. When certain events or changes in operating conditions occur, asset lives may be adjusted and an impairment assessment may be performed on the recoverability of the carrying amounts. Assets would be deemed to be impaired if the forecast of undiscounted future net cash flows is less than the carrying value of the assets. There were no impairments recognized through December 31, 2012 and March 31, 2013.

Revenue recognition

The Company recognizes revenue in accordance with the accounting standard, which requires that four basic criteria be met before revenue can be recognized: (i) persuasive evidence that an arrangement exists; (ii) the price is fixed or determinable; (iii) collectability is reasonably assured; and (iv) services have been rendered.

Revenue transactions represent income that is earned as a percentage of the total prize of a fantasy sports game. Once a fantasy sports game concludes, the company recognizes a portion of the total prize as revenue.

Bonus rewards liability

Members may earn bonus rewards based on special promotions.  Bonus rewards are accumulated and tracked by the Company on the members’ behalf.  Bonus rewards are redeemed and are applied to 5% of the member’s entrance fee when participating in a paid contest.  Bonus awards do not expire and there are no limits on the number of bonus awards a member can earn.  The Company reserves the right to change this policy in the future. A liability is recorded in the period bonus rewards are earned, and reduced in the period bonus rewards are redeemed. As of December 31, 2012 and March 31, 2013, the bonus rewards liability outstanding was $0 and $12,035, respectively

Advertising and promotion

Advertising and promotion costs are charged to expense as incurred. The total advertising and promotion costs for the year ended December 31, 2012 and the three months ended March 31, 2013 were $5,080 and $29,428, respectively.

Income taxes

The Company is a Limited Liability Company which files as a partnership. As such, it is treated as a "pass-through entity" and not as a taxpaying entity for federal or state income tax purposes. Accordingly, no provision is made for federal or state income taxes since the Company's net income or loss, subject to certain limitations, is included in the federal and state income tax returns of its members.

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment	Estimated Useful Life	December 31, 2012	March 31, 2013 (unaudited)
Computer equipment	3 Years	$0	$3,324
Less: Accumulated depreciation		0	(179)
Property and equipment, net		0	$3,145

Depreciation expense for the year ended December 31, 2012 and for the three month ended March 31, 2013 was $nil and$179, respectively.

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NOTE 3 – INTANGIBLE ASSET

On March 13, 2013, the Company purchased certain customer lists and customer accounts from BuzzDraft, LLC (“BuzzDraft”) for a total consideration of $35,000. The Company applied the accounting guidance of Accounting Standard Codification “ASC” 805 and determined the purchase as a acquisition of intangible assets and will record amortization expense over the useful life of the intangible assets.

Intangible assets	Estimated Useful Life	December 31, 2012	March 31, 2013 (unaudited)
Software and website development	3 Years	$112,000	$180,085
Customer list	5 Years	0	35,000
Less: Accumulated amortization		(3,111)	(16,060)
Intangible assets, net		$108,889	$199,025

Amortization expense for the year ended December 31, 2012 and for the three month ended March 31, 2013 was $3,111 and $12,949, respectively.

Estimated future annual amortization expense as of:

December 31, 2012			March 31, 2013 (unaudited)
	Software and website development	Customer list		Software and website development	Customer list
2013	37,333	-	2013	47,665.00	6,417
2014	37,333	-	2014	60,028.00	7,000
2015	34,223	-	2015	56,915.00	7,000
2016	-	-	2016	-	7,000
2017	-	-	2017	-	7,000
	108,889	-		164,608	34,417

NOTE 4 – RELATED PARTY TRANSACTIONS

Loan payable to members

The Company has a loan payable to certain founding members. The loan served to temporarily assist with the Company’s expenditure. The balance of the loan payable as of December 31, 2012 and March 31, 2013 was $97,243 and $76,485, respectively. The loan bears no interest and is payable on demand and no later than December 31, 2013.

NOTE 5 – MEMBERS’ EQUITY

Each Members’ membership interest in the Company shall be represented by the Units held by such Member. The maximum number of Units which the Company is authorized to issue is 10,000. In any vote, consent, approval or other action required to be taken by the Members’, each Unit which is issued and outstanding will be entitled to one vote.

As of December 31, 2012 and March 31, 2013, 1,850 Units and 2,007.50 Units remained outstanding. For the year ended December 31, 2012, the Company received $61,820 in exchange for the 1,850 Units. For the three months ended March 31, 2013, the Company received $190,000 in exchange for the 157.50 Units.

NOTE 6 - COMMITMENTS

Leases

The Company leases approximately 1,100 square feet of space in Saratoga Springs, New York. This lease is a non-cancelable "net lease" and the Company is responsible for the direct payment of any and all costs and expenses in connection with the use and occupancy of the premises in addition to the minimum required lease payments. The lease term is November 1, 2012 through October 31, 2014 and calls for monthly rent payments of $1,800. Total rent expense for the year ended December 31, 2012 and for the three months ended March 31, 2013 was $3,600 and $5,400, respectively. The approximate future minimum annual rentals under the lease are as follows:

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Year Ended December 31, 2012		Three Months Ended March 31, 2013 (Unaudited)
2013	$21,600	2013	$16,200
2014	18,000	2014	18,000
	$39,600		$34,200

NOTE 7 – INCOME TAXES

Pursuant to accounting guidance concerning provision for uncertain income tax provisions contained in Accounting Standards Codification (“ASC”) 740-10, there are no uncertain income tax positions for the year ended December 31, 2012 and for the three months ended March 31, 2013. The federal income tax returns of the Company are subject to examination by the IRS, generally for three years after they are filed.

NOTE 8 – SUBSEQUENT EVENTS

On May 20, 2013, the Company closed a sale of 1,335 Units representing a 63.12% membership interest of the Company to MGT Sports, Inc., a subsidiary of MGT Capital Investments, Inc. (“MGT”) for a total consideration of $5,102,186, which included i) the issuance of 600,000 shares of MGT common stock at a price of $5.03 for a total value of $3,018,000, ii) cash of $202,500 and iii) the fair value for 37% of non-controlling interest in the amount of $1,881,656.

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